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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DOMINION ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! DOMINION ENERGY, INC. 2026 Annual Meeting May 5, 2026 9:30 AM ET Vote by May 4, 2026 11:59 PM ET. For shares held in an employee 401(k) plan, vote by April 28, 2026 11:59 PM ET. Dominion Energy DOMINION ENERGY, INC. P.O. BOX 26532 RICHMOND, VIRGINIA 23261 V86663-P41257 You invested in DOMINION ENERGY, INC. and it’s time to vote! You have the right to vote on proposals being presented at the 2026 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held virtually on May 5, 2026. Get informed before you vote View the Notice of Annual Meeting, 2026 Proxy Statement, 2025 Annual Report with the 2025 Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 21, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com/dominion, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 5, 2026 9:30 a.m. ET Virtually at: www.virtualshareholdermeeting.com/D2026*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors. The nominees are:	
1A.	James A. Bennett	For
1B.	Robert M. Blue	For
1C.	D. Maybank Hagood	For
1D.	Mark J. Kington	For
1E.	Kristin G. Lovejoy	For
1F.	Jeffrey J. Lyash	For
1G.	Joseph M. Rigby	For
1H.	Pamela J. Royal, M.D.	For
1I.	Robert H. Spilman, Jr.	For
1J.	Susan N. Story	For
1K.	Vanessa Allen Sutherland	For
2.	Advisory Vote on Approval of Executive Compensation (Say on Pay)	For
3.	Ratification of Appointment of Independent Auditor	For
4.	Shareholder Proposal Regarding a Policy for an Independent Chair	Against
5.	Shareholder Proposal Regarding a Report on the Use of ESG and DEI Metrics in Executive Compensation Plans	Against
6.	Shareholder Proposal Regarding a Report on Additional Shareholder Engagement Channels	Against

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V86664-P41257